Exhibit 1

LETTER AGREEMENT

BETWEEN

ALEXANDER OTTO

AND

DEUTSCHE BANK AG, LONDON BRANCH

THIS LETTER AGREEMENT (the “Letter Agreement”) is made as of March 3, 2015, between Alexander Otto (“Counterparty”) and Deutsche Bank AG, London Branch (“Bank”).

DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THIS LETTER AGREEMENT AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE THIS LETTER AGREEMENT. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS LETTER AGREEMENT BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC)

WITNESSETH:

WHEREAS, Counterparty entered into a call option transaction with Bank pursuant to an ISDA confirmation dated as of March 29, 2012 (reference number 480378), as amended and restated in its entirety by an ISDA confirmation dated as of October 2, 2012 (reference number 508120), as further amended and restated in its entirety by an ISDA confirmation dated as of June 18, 2013 (reference number 540022), and as further amended and restated in its entirety by an ISDA confirmation dated as of August 7, 2014 (reference number 593985) (the “Confirmation”), pursuant to which the Bank purchased from the Counterparty Options (as defined in the Confirmation) for the purchase of shares of the common stock, par value $0.10 per share, of DDR Corp.;

WHEREAS, Bank and Counterparty desire to effect a termination (the “Termination”) of the Confirmation in an amount equal to the Number of Unwound Options (as defined below), on the terms hereof and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, Counterparty and Bank, intending to be legally bound, mutually covenant and agree as follows:

Section 1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Confirmation.

Section 2. Termination.

(i)	On the Unwind Settlement Date (as defined below), the aggregate Number of Options for all Components in the Confirmation shall be reduced by the Number of Unwound Options (as defined below); provided that following such reduction the aggregate Number of Options that remain outstanding under the Confirmation shall not be less than zero; provided, further that the amount by which the Number of Options for each Component is reduced shall be the same for all Components other than differences due to rounding.

(ii)	On the Unwind End Date, Bank shall send to Counterparty (x) if the aggregate Number of Options that remain outstanding under the Confirmation equals zero, a notice that Bank has completed the unwind of its Hedge Positions with respect to the aggregate Number of Options outstanding under the Confirmation as of the date hereof (the “Outstanding Options”) and (y) if the aggregate Number of Options that remain outstanding under the Confirmation is greater than zero, a notice containing the Number of Options that remain outstanding under the Confirmation with respect to each Component thereunder (the “Remaining Options”), including a schedule of such reduced Number of Options for each Component that will replace the Number of Options referenced in Annex A of the Confirmation.

Section 3. Payment in Respect of Termination. On the Unwind Settlement Date, Counterparty shall pay to Bank an amount in USD equal to the product of (i) the Number of Unwound Options multiplied by (ii) the Unwind Amount per Option. Following receipt of such payment, Bank’s security interest in and to, and lien upon and right of setoff against, the portion of the Collateral Shares corresponding to the Number of Unwound Options shall be automatically released.

“Unwind Settlement Date” means the date one Settlement Cycle following the Unwind End Date.

“Unwind Period” means the period of consecutive Scheduled Trading Days commencing on and including the Unwind Start Date and ending on and including the Unwind End Date, subject to the last paragraph in Exhibit A.

“Unwind Start Date” means the date hereof.

“Unwind End Date” means the earlier of (i) the date that is four calendar weeks following the date of this Letter Agreement and (ii) the date on which Bank completes the unwind of its Hedge Positions with respect to the Outstanding Options.

“Number of Unwound Options” means the number of Options with respect to which Bank has completed the unwind of its Hedge Positions, calculated based on Bank’s hedge ratio at the time of such unwinds.

“Unwind Amount per Option” means an amount in USD determined based on the grid attached as Exhibit A to this Letter Agreement.

Section 4. Representations. Counterparty hereby repeats the representations and warranties made by Counterparty pursuant to Sections 4(a)–(f) of the Confirmation as if such representations and warranties were made as of the date hereof and as if references therein to the Confirmation or the Transaction included references to this Letter Agreement, as applicable. Additionally, Counterparty hereby represents and warrants to Bank that:

(i)	this agreement has been duly authorized, executed and delivered by Counterparty and constitutes its valid and binding agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally;

(ii)	Counterparty will not be a selling security holder in connection with a “distribution” of securities if the Shares would be a “covered security” with respect to such distribution and the “restricted period” for such distribution would overlap with the Unwind Period (in each case, as such terms are defined in Regulation M under the Exchange Act); and

(iii)	Counterparty is not an “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Exchange Act) of the Issuer.

Section 5. No Reliance, etc. Each party represents that (i) it is entering into this Letter Agreement as principal (and not as agent or in any other capacity); (ii) neither the other party nor any of its agents are acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in this Letter Agreement; (iv) it has not relied on the other party for any legal, regulatory, tax, business, investment, financial and accounting advice, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any view expressed by the other party or any of its agents; (v) it is entering into this Letter Agreement with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

Section 6. Account for Delivery of Payment to Bank:

To be provided by Bank.

Section 7. No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Confirmation shall remain in full force and effect and are hereby confirmed in all respects.

Section 8. Acknowledgments and Agreements. Counterparty acknowledges and agrees that (i) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of the Shares by Bank (or its agent or affiliate) in connection with this Letter Agreement and (ii) Counterparty is entering into this Letter Agreement and, if applicable, will deliver any notice hereunder in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Counterparty and Bank each acknowledges that it is the intent of the parties that this Letter Agreement comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 under the Exchange Act and this Letter Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Counterparty acknowledges and agrees that any amendment, modification or waiver of the terms set forth herein must be effected in accordance with the requirements for the amendment of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. For the avoidance of doubt, Counterparty agrees that Section 13.2 of the Equity Definitions remains applicable with respect to the unwinds of any Hedge Positions and Hedging Activities of Bank in respect of the Transaction subject to the Confirmation.

Section 9. Unwound Options. Solely with respect to the Options unwound hereunder and not, for the avoidance of doubt, with respect to any Remaining Options, the parties agree that no payments or deliveries shall become due or payable, except for the payments to be made pursuant to this Letter Agreement, and no exercises shall occur; provided, however, that until the Unwind Settlement Date, the unwound Options shall remain subject to adjustment pursuant to the terms of the Confirmation, except that the sole terms that may be adjusted with respect thereto shall be the terms “Unwind Price”, “Cap Price” and “Unwind Amount per Option” on Exhibit A (and the other terms on Exhibit A related thereto) and the Number of Unwound Options, and any such adjustments shall be made in order to account for the economic effect of such adjustment event on the unwind contemplated by this Letter Agreement, as determined in good faith and in a commercially reasonable manner by Bank. For the avoidance of doubt, Bank may make such an adjustment to such terms regardless of whether the relevant adjustment event occurred prior to the start of the Unwind Period.

Section 10. Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through DBSI. In addition, all notices, demands and communications of any kind relating to this Letter Agreement between Bank and Counterparty shall be transmitted exclusively through DBSI.

Section 11. Waiver of Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Letter Agreement or the Confirmation. Each party (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party have been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications in this Section.

Section 12. Governing Law; Submission to Jurisdiction. THIS LETTER AGREEMENT AND THE CONFIRMATION AND ALL DISPUTES ARISING HEREFROM OR RELATED THERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE TO THE EXTENT INCONSISTENT WITH THE CHOICE OF NEW YORK LAW. EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF U.S. FEDERAL AND NEW YORK STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY IN CONNECTION WITH ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THE AGREEMENT AND THIS CONFIRMATION. FOR PURPOSES OF SECTION 13(C) OF THE AGREEMENT, COUNTERPARTY APPOINTS CT CORPORATION SYSTEM IN NEW YORK CITY AS ITS PROCESS AGENT.

Section 13. Counterparts. This Letter Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed as of the date first above written.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Andrew Yaeger
	Name:	Andrew Yaeger
	Title:	Managing Director

By:	/s/ John Arnone
	Name:	John Arnone
	Title:	Attorney in Fact

DEUTSCHE BANK SECURITIES INC.,

acting solely as Agent in connection with this Letter Agreement

By:	/s/ Andrew Yaeger
	Name:	Andrew Yaeger
	Title:	Managing Director

By:	/s/ John Arnone
	Name:	John Arnone
	Title:	Attorney in Fact

ALEXANDER OTTO

By:	/s/ Alexander Otto
Name:	Alexander Otto